Exhibit 99.2
                                                                    ------------


               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

AIRGATE PCS, INC.,                       )
                                         )
                        Plaintiff,       )
                                         )
         v.                              )             C. A. No. 1548-N
                                         )
SPRINT CORPORATION, SPRINT               )
SPECTRUM L.P., SPRINT                    )
COMMUNICATIONS COMPANY L.P.,             )
SPRINTCOM, INC., S-N MERGER CORP.,       )
and NEXTEL COMMUNICATIONS, INC.,         )
                                         )
                        Defendants.      )


                              VERIFIED COMPLAINT
                      FOR PRELIMINARY INJUNCTIVE RELIEF,
              PERMANENT INJUNCTIVE RELIEF, AND DECLARATORY RELIEF


         Plaintiff AirGate PCS, Inc. ("AirGate") for its Verified Complaint against Defendants Sprint Corporation, Sprint Spectrum, L.P., SprintCom, Inc., Sprint Communications Company, L.P., S-N Merger Corp. (collectively, "Sprint") and Nextel Communications, Inc. ("Nextel") hereby makes the following allegations and states as follows:


                            SUMMARY OF THE ACTION


         1. AirGate seeks a preliminary injunction, specific performance, a permanent injunction, declaratory relief, and compensatory damages against Sprint and Nextel arising out of Sprint's conscious, blatant, and willful disregard of its contractual commitments to AirGate and Nextel's conscious participation in that scheme.

         2. Sprint is one of the leading providers of wireless personal communications services ("PCS") throughout the United States. A crucial element of Sprint's success has been its ability to offer customers seamless access to its much-vaunted nationwide network. Because it would have been prohibitively expensive for Sprint to construct and operate such a network during the time necessary to fulfill certain Federal Communications Commission ("FCC") requirements and to compete with other nationwide PCS and cellular companies, Sprint contracted with third-party partners called "Sprint PCS Affiliates" (or "Affiliates") to finance and manage the build-out and operation of the network in designated exclusive territories.

         3. In return for the Affiliates' multi-billion dollar investment in the network, and to induce them to make this investment and to enter a business arrangement in which Sprint would have access to the Affiliates' most confidential business information, Sprint guaranteed AirGate the exclusive right, within its territory, to offer wireless services under the Sprint brand. Specifically, the agreement between Sprint and AirGate provides unequivocally: "[AirGate] will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will own, operate, build or manage another wireless mobility communications network in the Service Area so long as this agreement remains in full force[.]"

         4. Sprint and AirGate recognized the importance of the exclusivity arrangement and other contract provisions by providing in the Management Agreement for specific performance. The agreement states: "Each party agrees with the other party that the party would be irreparably damaged if any of the provisions of this agreement were not performed in accordance with their specific terms and that monetary damages alone would not provide an adequate remedy. Accordingly, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity, the non-breaching party will be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions of this agreement."

         5. Induced by this promise of exclusivity, AirGate and its parent, Alamosa Holdings, Inc. ("Alamosa"), have continued to make investments and expend resources, to Sprint's considerable benefit. Alamosa, the nation's largest Sprint PCS Affiliate, serves approximately 1.45 million subscribers in territories spanning nineteen states. On February 15, 2005, Alamosa acquired all of the outstanding stock of AirGate for total consideration of $785,566,000, including the purchase price and assumption of debt. AirGate currently has approximately 432,000 customers in its Service Area and also serves many more who travel into that territory. During the most recent quarter, AirGate provided its customers and other Sprint customers in its exclusive Service Area approximately 1.5 billion minutes of use and is budgeted to provide more than 6 billion minutes of use during 2005. This service provides substantial benefits to Sprint because the customers perceive that they are Sprint customers and are using "Sprint's" nationwide PCS network. Like the other Affiliates, AirGate's investment in the network (totaling more than $350 million) was induced by Sprint's promise of exclusivity: AirGate was promised that it would not have to compete in the PCS market with Sprint or any of its related entities and it relied upon that representation.

         6. Sprint has announced its intention to merge with Nextel, another national wireless provider that operates a wireless mobility communications network that provides service in AirGate's exclusive territories. On July 13, 2005, the companies announced that their respective shareholders had approved the merger. By Sprint's own acknowledgement, the consummation of the merger and full integration of Nextel into Sprint will cause Sprint to be in material breach of its exclusivity obligation to AirGate. Nevertheless, Sprint has not only failed to commit to honor its exclusivity obligations to AirGate, or otherwise to resolve this situation, but has moved forward with its merger plans in violation of AirGate's contractual rights.

         7. Sprint's contractual breach will inflict irreparable injury on AirGate. Through the parties' contractual relationships, Sprint already has substantial control of AirGate products, pricing, services, cash, and customer information. Once Sprint has acquired Nextel and begins operating Nextel's network in competition with AirGate, AirGate will be in the intolerable position of having its ongoing business fortunes under the control of and subject to the whims of a competitor.

         8. AirGate's attempts to negotiate a resolution of this situation over the last several months have been fruitless, and it has therefore been forced to seek relief from this Court. Sprint's offer to negotiate its way out of a breach does not relieve Sprint of its obligations under its agreements with AirGate, nor does it remove the right of AirGate to have this Court order Sprint to specifically perform its agreement pursuant to its contract with AirGate.


                                    PARTIES


         9. Plaintiff AirGate is a corporation organized and existing under the laws of Delaware. Its principal place of business is in Lubbock, Texas. AirGate is a Sprint PCS Affiliate responsible for the Sprint PCS network in certain exclusive territories.

         10. Defendant Sprint Corporation is a corporation organized and existing under the laws of the State of Kansas. Its principal place of business is in Overland Park, Kansas. Sprint Corporation offers PCS through a group of subsidiary and affiliated entities, including Sprint Spectrum, L.P. ("Sprint Spectrum"), SprintCom, Inc. ("SprintCom") and Sprint Communications Company, L.P. ("Sprint Communications"). AirGate alleges, on information and belief, that Sprint Corporation controls, directs, authorizes, and/or ratifies the conduct of defendants Sprint Spectrum, SprintCom, and Sprint Communications Company, and will control, direct, authorize, and/or ratify the conduct of Sprint Nextel.

         11. Defendant Sprint Spectrum is a Delaware limited partnership with a principal place of business in Overland Park, Kansas.

         12. Defendant SprintCom is a corporation organized and existing under the laws of Kansas. Its principal place of business is in Overland Park, Kansas.

         13. Defendant Sprint Communications is a Delaware limited partnership with a principal place of business in Overland Park, Kansas.

         14. On information and belief, the Sprint PCS signatories to the Management Agreement merely hold wireless licenses. On information and belief, Sprint Corporation employees are responsible for the administration of the Management Agreement with AirGate. Sprint Corporation satisfies the debts of the signatories to the contract under the Management Agreement, and Sprint Corporation has assumed the responsibility of addressing the exclusivity obligations under the Management Agreement. Through its actions, Sprint Corporation has assumed control over the implementation of the Management Agreement with AirGate, has ratified the agreement and is bound by it.

         15. Sprint Corporation has acknowledged that it is bound by the exclusivity clause in Section 2.3 of the Management Agreement. In its Proxy Statement dated June 10, 2005, Sprint stated: "Sprint is subject to exclusivity provisions and other restrictions under its arrangements with the Sprint PCS Affiliates."

         16. Defendant S-N Merger Corp. is a Delaware corporation and a wholly owned subsidiary of Sprint Corporation, specially formed by Sprint as the entity to acquire and be the survivor of the merger with Nextel. Following completion of the merger, S-N Merger Corp. and its subsidiaries will own and operate all of the business owned and operated by Nextel prior to the merger.

         17. Defendant Nextel is a corporation organized under the laws of the State of Delaware and maintains headquarters in Reston, Virginia. Nextel is a nationwide provider of communications products and services with its own nationwide wireless network. Nextel competes directly against Sprint, AirGate and other Sprint PCS Affiliates. In addition, AirGate alleges, on information and belief, that Nextel controls, directs, authorizes and/or ratifies the conduct of various subsidiaries, affiliates, and/or partners through whom Nextel carries out its wireless communication operations.


                                     FACTS


A. As A Sprint PCS Affiliate, AirGate Provides An Essential Part Of Sprint's Nationwide Network.

         18. In the 1990s, Sprint obtained licenses from the FCC for the purpose of establishing a nationwide PCS network. The licenses authorized Sprint to use certain bands or blocks of frequencies to transmit voice and data throughout the United States. The licenses were conditioned, however, on the successful construction of a minimum percentage of the nationwide PCS network within five years.

         19. The construction of a nationwide PCS network requires substantial capital investments. Before a company can generate revenue from the sale of wireless services, it must invest in transmission towers, telephone handsets and supplies, equipment, and extensive corporate infrastructure to permit calls and perform billing.

         20. To finance its expanding PCS network, Sprint established affiliate relationships with companies such as Alamosa and AirGate. These Sprint PCS Affiliates have invested billions of dollars in the construction and operation of the network in their territories, or "Service Areas." AirGate's capital expended to build the Sprint network totals more than $350 million. These affiliate relationships benefited Sprint in no small measure. The capital expenditures and management oversight of AirGate and the other Affiliates allowed Sprint to comply with its commitments to the FCC to build out a nationwide network at a time when Sprint lacked the resources to finance that project on its own. Furthermore, they permitted Sprint to transfer to the Affiliates much of the business and financial risk associated with the project.

         21. Subsequent to the initial contract, Sprint required the Sprint PCS Affiliates to convert the network to new generation technology, currently 2.5G, called IXRTT. As it had before, AirGate expended the capital and employee resources necessary to comply with Sprint's deadlines. This conversion enabled Sprint to advertise a national voice and data network much sooner than would have been possible without AirGate's investment.

         22. In return for its vital contributions to the construction, improvement, and operation of the Sprint nationwide PCS network, AirGate negotiated the exclusive right to market Sprint wireless services under the Sprint brand, to provide wireless services to Sprint customers in their respective Service Areas, and to be free of competition from Sprint Related Parties. AirGate's Service Area includes parts of Georgia, South Carolina, North Carolina, and Tennessee. In addition to serving residents of these areas, AirGate's network allows Sprint to provide its direct customers with seamless service while traveling through these areas. A map depicting AirGate's exclusive territory is attached hereto as Exhibit A.

B. Exclusivity Is Integral To The Agreement Between AirGate And Sprint.

         23. Sprint's relationship with each of its Sprint PCS Affiliates is governed in part by a Management Agreement. These Management Agreements set forth certain specific obligations and responsibilities of each party. For example, through the Management Agreements, Sprint is able to regulate, with considerable precision, the construction and operation of the networks by its Sprint PCS Affiliates.

         24. The Management Agreements also contain the exclusivity guarantee that justifies the initial investments made by the Sprint PCS Affiliates. With regard to AirGate, the guarantee is unequivocal: "[AirGate] will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will own, operate, build or manage another wireless mobility communications network in the Service Area so long as this agreement remains in full force[.]" Upon consummation of the merger between Sprint and Nextel, Nextel will be a Related Party as defined in the Management Agreement, and Sprint plans to have Nextel compete with AirGate. Additionally, the Management Agreement grants AirGate broad exclusivity rights related to the marketing of Sprint wireless services.

         25. Furthermore, AirGate's Management Agreement with Sprint contains an extremely broad exclusivity guarantee. Whereas most Management Agreements provide other Sprint PCS Affiliates with exclusivity only within the 1900 MHz spectrum range, AirGate's agreement contains no such limitation. Instead, the exclusivity provision in AirGate's Agreement covers the entire spectrum range and grants AirGate the exclusive right to provide Sprint wireless services within AirGate's Service Area. Sprint recognizes the significance of this term and has sought to renegotiate the scope of AirGate's spectrum-wide exclusivity, including a request that AirGate waive any breach of its exclusivity rights for 18 months as a condition of Sprint's approval of the AirGate acquisition by Alamosa. AirGate has rejected these attempts by Sprint and has retained its broad exclusivity right.

         26. As a result, Sprint's operation of any wireless communications network at any frequency, through its acquisition of Nextel or otherwise, within AirGate's Service Area will constitute an immediate, definitive, and material breach of its Management Agreement with AirGate. This imminent breach is not speculative and not contingent on the implementation of post-merger plans. In announcing on August 3, 2005, that they have obtained federal regulatory approval of the transaction, Sprint and Nextel stated they "expect to close the merger shortly." At the instant Sprint's merger with Nextel closes, Sprint will be offering its wireless services through its newly-acquired Nextel assets within AirGate's Service Area in flagrant breach of the spectrum-wide exclusivity clause in AirGate's Management Agreement.

         27. Furthermore, the AirGate Management Agreement defines the "Related Parties" of Sprint broadly to include any other entity "that, directly or indirectly, through one or more intermediaries is controlled by, or is under common control with" Sprint. Nextel will be under common control with Sprint as a wholly-owned subsidiary of Sprint Nextel upon the consummation of the merger. The Related Party definition was meant to ensure that Sprint could not evade its exclusivity obligation by operating under a different name or related entity - an obligation that Sprint has chosen to ignore.

         28. This broad exclusivity commitment is the critical feature of the relationship between Sprint and AirGate. Without the guarantee of exclusivity, AirGate never would have made its multi-million dollar investment through 2004 to build out the network nor budgeted to spend more than $50 million during 2005 to further expand and upgrade the network.

C. The Proposed Sprint-Nextel Merger Will Immediately Violate Sprint's Exclusivity Obligation To AirGate.

         29. On December 15, 2004, Sprint and Nextel announced that their respective boards of directors had approved an agreement to merge the two companies. Pursuant to the terms of the merger agreement, Nextel will merge with and into S-N Merger Corp., a wholly owned subsidiary of Sprint. S-N Merger Corp. will be the survivor in the merger. Immediately upon the completion of this merger, Sprint Nextel will be in material breach of its exclusivity obligations to AirGate because Sprint Nextel will own and operate former Nextel assets and will use those assets to offer wireless communications services within AirGate's exclusive territory in direct competition with AirGate. On July 13, 2005, Sprint and Nextel announced that their respective shareholders had voted to approve the merger and that it would be completed shortly after the companies receive final regulatory approval. The companies announced on August 3, 2005, that they had received final regulatory approval.

         30. Like Sprint, Nextel maintains an affiliate relationship with a third-party operator, called "Nextel Partners." Nextel provides service - both directly and through Nextel Partners - to virtually all of the territory that is subject to AirGate's exclusivity rights. Nextel Partners will become an affiliate of Sprint as a result of the merger or shortly thereafter, and Sprint has stated that it plans to use the network and retail distribution assets of both Nextel and Nextel Partners in AirGate's territory. Sprint's plan will result in an immediate breach of its exclusivity obligation to AirGate the instant the Sprint Nextel merger closes.

         31. In several public filings, Sprint has conceded that integration of Sprint and Nextel will cause it to violate its exclusivity commitments to the Affiliates. For example, in its latest 10-Q filing, Sprint states:

          Sprint is subject to exclusivity provisions and other restrictions under its arrangements with the Sprint PCS Affiliates. Once the proposed merger is completed, continued compliance with those restrictions may limit the ability to fully integrate the operations of Sprint and Nextel in areas managed by the Sprint PCS Affiliates, and Sprint or Sprint Nextel could incur significant costs to resolve issues related to the proposed merger under these arrangements.

(Ex. B at 25.)

         32. Similarly, in Sprint's merger proxy statement, Sprint acknowledges the consequences that a merger will have on the various exclusivity provisions:

          Sprint is subject to exclusivity provisions and other restrictions under its arrangements with the Sprint PCS Affiliates . . . All of these arrangements restrict Sprint's and its affiliates' ability to own, operate, build or manage wireless communication networks or sell Sprint's wireless services within specified geographic areas. Continued compliance with those restrictions may limit Sprint's ability to achieve synergies and fully integrate the operations of Sprint and Nextel, which could have a negative impact on Sprint Nextel's results of operations. Three of the Sprint PCS Affiliates have arrangements that do not expressly define the network covered by the exclusivity agreements and as a result these Sprint PCS Affiliates might contend that Sprint Nextel would be in breach of these provisions upon completion of the merger. Although Sprint may from time to time engage in discussions with Sprint PCS Affiliates regarding these matters, there is no assurance that these arrangements can be renegotiated with them on favorable terms or that waivers of the restrictions under those arrangements can be obtained.

(Sprint Proxy Statement at 27, filed March 15, 2005) (emphasis added). AirGate is one of these three Sprint PCS Affiliates.

         33. Given the importance of the exclusivity guarantee to the Sprint PCS Affiliates and Sprint's explicit acknowledgement that it cannot fully merge with Nextel without violating this guarantee, Sprint's casual reference to the possibility of some negotiations "from time to time" is remarkable. In fact, Sprint has not even committed itself to reaching a resolution on this issue. And while Alamosa and AirGate have attempted to negotiate with Sprint to resolve this situation, Sprint has repeatedly made proposals, only to substantially revise, restructure, and retreat from them later. Although Sprint has urged Alamosa and AirGate to resolve the issue of the breach of exclusivity rights by negotiation rather than litigation, negotiations to date have proved fruitless, and AirGate believes that further talks would be futile.

         34. Despite the explicit exclusivity clause in the AirGate Management Agreement and despite the vociferous objections of AirGate and many other Affiliates, Sprint and Nextel have moved quickly toward consummation of the merger, and Sprint has repeatedly signaled that it will pursue full integration of the two companies, despite the Affiliates' exclusivity rights. For example, in an Application for Transfer of Control to the FCC, Sprint and Nextel made clear that they would jointly operate each company's respective network, thereby allowing Sprint to use Nextel's resources to expand the "coverage and capacity" of Sprint's existing wireless network and to fill "gaps in existing coverage areas." And in a slideshow presentation to investors, Sprint has represented that one of the "significant expected synergies" of the merger will be the opportunity to consolidate network operations.

         35. In short, the expanded network in AirGate's Service Areas will be managed and operated, in part, by Sprint Nextel or one of its subsidiaries as the new owner of Nextel's operations. Accordingly, the instant the merger closes, AirGate will be competing in its exclusive Service Areas with Sprint Nextel to sign up new customers in violation of the Management Agreement. This will cause Sprint to breach its exclusivity obligations to AirGate on "Day One" after the merger closes.

         36. Further, after the merger closes, Sprint and Nextel intend for Nextel retail stores to offer prospective wireless customers the option of choosing Nextel's current voice and data network (using iDEN technology) or the current Sprint PCS network (using CDMA technology) in which AirGate and Sprint's other Affiliates participate:

          Following the proposed transaction, Sprint Nextel will operate both the CDMA and iDEN networks, and prospective customers who visit Sprint Nextel retailers after the merger will be able to ascertain which network and functionalities most efficiently, effectively, and economically address their needs. (Emphasis added).

Sprint Nextel's sale of such Sprint PCS services through former Nextel retail stores in AirGate's exclusive Service Areas will violate the Management Agreement's exclusivity provision.

         37. In communications with its Affiliates, Sprint has announced that it also intends for the former Nextel retail stores, rebranded as Sprint Nextel stores, to promptly begin selling Sprint PCS wireless telephones and related products and services. For example, in a June 24, 2005, conference call with Affiliates, Sprint's representative asserted that Sprint's goal is for Sprint and Nextel to sell both companies' products and services after the merger is consummated. The sale by Nextel or Sprint Nextel of Sprint PCS goods and services in AirGate's Service Areas will violate the Management Agreement's exclusivity provision.

         38. In addition to integrating network operations, Sprint and Nextel apparently will integrate their marketing and retail operations. Customers will interact with them "as one company." On June 23, 2005, the companies announced that after the merger, the lead go-to-market brand name of the combined company will continue to be SPRINT. In essence, AirGate will be placed in the untenable situation of competing against a company offering wireless services under the SPRINT brand in the very territory in which it has promoted the SPRINT brand at great cost to AirGate in reliance on the grant of exclusivity by Sprint.

         39. Clearly, Sprint remains determined to merge with and integrate Nextel, despite its contractual obligations to AirGate. Without judicial intervention, AirGate faces imminent, irreparable harm from the violation of its exclusivity rights by the combined Sprint Nextel.

         40. AirGate will be severely and irreparably harmed if the Court does not prevent Sprint from breaching the AirGate Management Agreement. In reliance on the exclusivity provisions of its agreement with Sprint, AirGate itself has made significant investments in order to satisfy its obligations to Sprint. In addition, if Sprint is allowed to breach its exclusivity obligations and compete directly against AirGate, then AirGate will be deprived of its unique business opportunity in its Service Areas for which any calculation of future lost profits would be difficult and imprecise. Moreover, AirGate will be irreparably harmed by the injury to its negotiations for a unique competitive position in the marketplace, the destruction of its opportunity to market a product on an exclusive basis, and the injury to the goodwill it enjoys from customers as a result of its exclusive arrangement with Sprint.

D. Integration Of Sprint and Nextel Will Jeopardize The Confidentiality Of AirGate's Most Sensitive Business Information.

         41. The irreparable damage that the merger will cause AirGate is even more acute given that Sprint, as a provider of services to AirGate, continuously receives highly sensitive and confidential information about virtually every aspect of AirGate's business operations - often before AirGate itself receives such information.

         42. Information provided by AirGate to Sprint includes past and present results as well as planned future operations. Specifically, Sprint receives information and data regarding AirGate's customers, pricing, margins, costs, billing, product development, marketing, rate-plans, network operations, technical performance, and marketing and business plans.

         43. Furthermore, the existing Management Agreement gives Sprint ongoing access to this information and the means to collect it. For example, although AirGate owns the technical information processed through its switches, routers, and other equipment relating to Sprint PCS Products and Services, Sprint has "access to, and may monitor, record, or otherwise receive" that sensitive technical information. Additionally, the Agreement states that Sprint has the right to enter upon AirGate's premises to "inspect, monitor and test" AirGate's facilities, equipment, books, and records. And because Sprint handles AirGate's billing and customer care, it has continuous and direct contact with AirGate's customers and is privy to information about each one of them.

         44. In short, Sprint has an insider's view of nearly all of the key aspects of AirGate's business.

         45. In light of the sensitivity of this inside information, the AirGate Management Agreement requires Sprint to protect the confidentiality of it, specifically prohibiting Sprint from sharing the information with any other party. But after the merger closes, that confidentiality will be jeopardized: Sprint Nextel, a direct competitor of AirGate in the AirGate Service Area, will be free to compete against AirGate within AirGate's exclusive Service Area with the benefit of a real-time insider's view of the most sensitive aspects of AirGate's business. Sprint has stated that it intends to merge the operations such that disclosure is inevitable. In its Application for Transfer of Control filed with the FCC, Sprint stated that the combined company will "create integrated `back office' systems for billing, customer care, information technology ("IT") and financial system platforms that will be able to handle the demands of the entire combined company and result in significant savings."

         46. Moreover, this problem cannot be solved by a mere agreement from Sprint not to share AirGate's confidential customer and pricing information with Nextel entities after the merger. Even under such an agreement, Sprint itself would continue to have access to that information, and after the merger, Sprint itself would own assets that were competing with AirGate within AirGate's exclusive territory. Sprint would, therefore, be able to use AirGate's most sensitive business information against AirGate within AirGate's exclusive Service Area - even if Sprint never shared AirGate's confidential information with any outside party.

         47. Sprint Nextel's use of AirGate's highly sensitive and confidential internal business information to compete against AirGate will cause AirGate irreparable harm. Disclosure of this information to Sprint Nextel personnel involved in either the management or operations of the former Nextel operations in AirGate's Service Area will inflict on AirGate a competitive injury that cannot be undone, that cannot be adequately remedied at law, and for which any calculation of future lost profits would be imprecise and difficult to calculate. Further, Sprint will have the ability and incentive to steer customers to its wholly-owned subsidiary, Nextel, over AirGate. Sprint will retain 100% of the revenue derived from the former Nextel operations whereas it will receive only 8% of the revenue derived from AirGate.

         48. Therefore, Sprint's threatened breach of the exclusivity provisions of the AirGate Management Agreement and its ability to use AirGate's most sensitive business information to compete against AirGate has caused and will continue to cause irreparable harm to AirGate.


                                    COUNT I
                   REQUEST FOR PRELIMINARY INJUNCTIVE RELIEF
                    AGAINST SPRINT'S ANTICIPATORY BREACH OF
                       THE AIRGATE MANAGEMENT AGREEMENT


         49. AirGate repeats and realleges the allegations of each preceding paragraph as if fully set forth herein.

         50. The Management Agreement between AirGate and Sprint is valid and enforceable. AirGate has performed all of its obligations under the Management Agreement.

         51. The exclusivity guarantee contained in Section 2.3 of the AirGate Management Agreement is clear, definite, and certain. Under that provision, AirGate has a clearly ascertainable right and protectable interest in preventing Sprint and any of its Related Parties from owning, operating, building, and/or maintaining a wireless mobility communications network within AirGate's Service Area. And as discussed above, unlike with other Sprint PCS Affiliates, AirGate's exclusivity is not limited to the 1900 MHz spectrum range.

         52. As set forth above, Sprint has committed an anticipatory breach of AirGate's exclusivity right. Specifically, it has expressed that it intends to own, operate, build, and/or maintain other wireless mobility communications networks within the AirGate Service Area after the merger is complete. Sprint has no plans to discontinue that service.

         53. The exclusivity provision is a material term of AirGate's Management Agreement with Sprint.

         54. Sprint's violation of this exclusivity provision would cause irreparable harm to AirGate. Due to the unique and complex relationship between AirGate and Sprint, monetary damages are an inadequate form of relief and would not protect the expectations of the parties with respect to the Management Agreement. Therefore, the only adequate relief for AirGate is an order directing defendants to honor the exclusivity provision contained in
Section 2.3 of the AirGate Management Agreement. The Management Agreement expressly entitles the non-breaching party to specific performance in the form of "injunctive relief to prevent breaches of this agreement[.]"

         55. The balance of harms strongly supports issuance of an injunction because AirGate's entire business is threatened, whereas Sprint may only need to make comparatively minor adjustments to its post-merger plans to avoid irreparable harm to AirGate. There is no harm to Sprint in requiring that it abide by the terms of the Management Agreement that it specifically bargained for. Furthermore, through its failure to commit itself to a negotiated resolution of this issue, Sprint has brought upon itself any alleged harm that it might suffer from injunctive relief.

         56. Therefore, AirGate requests that the Court enter a preliminary injunction preventing Sprint from taking any action, either directly or indirectly, or entering into any agreement that would violate AirGate's exclusivity rights under its contracts with Sprint, including without limitation an injunction prohibiting Sprint and any Related Party from: (a) utilizing any wireless mobility asset in AirGate's exclusive territory, (b) advertising or marketing wireless mobility services not provided by AirGate in AirGate's exclusive territory, (c) either directly or indirectly taking any action that would dilute the value of AirGate services or otherwise violate Airgate's exclusivity rights, (d) using any of AirGate's confidential business information after the Sprint Nextel merger to compete against AirGate in AirGate's exclusive Service Area, and (e) sharing AirGate's confidential business information with any Sprint entity or former Nextel entity competing in AirGate's exclusive Service Area. AirGate seeks this preliminary injunction in order to preserve the status quo pending a full trial on the merits of AirGate's request for permanent injunctive relief.


                                   COUNT II
                              BREACH OF CONTRACT

                          (AGAINST SPRINT DEFENDANTS)


         57. AirGate repeats and realleges the allegations of each preceding paragraph as if fully set forth herein.

         58. AirGate and Sprint are parties to the AirGate Management Agreement. AirGate has at all times performed its obligations under the Agreements.

         59. As explained in the foregoing paragraphs, upon the completion of the merger, Sprint will be in material breach of the exclusivity obligations at the core of its Management Agreement with AirGate.

         60. AirGate has been and will be irreparably harmed by such conduct.

         61. Defendants are liable to AirGate for such conduct.


                                   COUNT III
                             SPECIFIC PERFORMANCE

                          (AGAINST SPRINT DEFENDANTS)


         62. AirGate repeats and realleges the allegations of each preceding paragraph as if fully set forth herein.

         63. Due to the unique and complex relationship between AirGate and Sprint, monetary damages are an inadequate form of relief and would not protect the expectations of the parties with respect to the Management Agreement. Therefore, the only adequate relief for AirGate is an order directing defendants to perform their obligations under the Management Agreement.

         64. Indeed, the Management Agreement expressly entitles the non-breaching party to specific performance in the form of "injunctive relief to prevent breaches of this agreement[.]" In the numerous amendments to the Management Agreement, the parties have never modified their position that specific performance is an essential remedy to prevent material violations such as this one.

         65. Accordingly, AirGate requests that this Court enjoin Sprint from taking any action, either directly or indirectly, or entering into any agreement that would violate AirGate's exclusivity rights under its contracts with Sprint, including without limitation an injunction prohibiting Sprint from utilizing any asset in AirGate's exclusive territory, advertising or marketing Sprint wireless services not provided by AirGate in AirGate's exclusive territory, either directly or indirectly using assets acquired through Nextel to take any action that would violate Alamosa's exclusivity rights, or sharing or using AirGate's confidential business information with any Sprint entity competing in AirGate's exclusive Service Area.

         66. AirGate has no adequate remedy at law.


                                   COUNT IV
                             DECLARATORY JUDGMENT

                          (AGAINST SPRINT DEFENDANTS)


         67. AirGate repeats and realleges the allegations of each preceding paragraph as if fully set forth herein.

         68. Defendants have admitted that their actions will constitute a breach of the Management Agreement, yet are resolute in consummating the merger and pursuing their intended course of action. By so doing, Sprint has created an actual controversy between AirGate and Sprint relating to the legal rights and duties of the parties under the Agreements.

         69. Accordingly, AirGate is entitled to a judgment under 10 Del. C. ss.ss. 6501-6513 declaring the rights, remedies, and obligations of the parties under the Management Agreement. Specifically, AirGate seeks the following declarations: that (i) Sprint or Sprint Nextel's use in AirGate's Service Areas of Nextel's infrastructure, licenses, or network to manage or operate for Sprint PCS, including selling Sprint PCS goods and services, will breach Section 2.3 of the Management Agreement; (ii) Sprint or Sprint Nextel's use of Sprint brands to sell wireless communications products and services in competition against AirGate in the Service Areas will breach Section 2.3 of the Management Agreement; and (iii) Sprint or Sprint Nextel's owning, operating, building, or managing Nextel's wireless communications network in AirGate's Service Areas will breach Section 2.3 of the Management Agreement.

         70. The Sprint defendants have a direct financial interest in contesting this claim.

         71. The conflicting interests of AirGate and the Sprint defendants are real and adverse; AirGate has attempted for months to resolve this dispute in numerous meetings and conversations with senior Sprint representatives, but has been unsuccessful.

         72. The issue is ripe for judicial determination. Sprint's and Nextel's shareholders voted to approve the merger on July 13, 2005. The companies announced August 3, 2005, that they had received regulatory approval, and they "expect to close the merger shortly." Resolving these issues now, before Sprint Nextel begins using Nextel's resources to provide Sprint PCS coverage, goods, or services in AirGate's Service Areas and before Sprint Nextel re-brands Nextel or begins operating any network in AirGate's Service Areas, will potentially preempt any injury to AirGate and avoid the transition costs that Sprint Nextel would incur in undertaking these actions.


                                    COUNT V
                             TORTIOUS INTERFERENCE

                               (AGAINST NEXTEL)


         73. AirGate repeats and realleges the allegations of each preceding paragraph as if fully set forth herein.

         74. On information and belief, before signing the merger agreement with Sprint, Nextel knew of Sprint's Management Agreement with AirGate and other Sprint Affiliates and of Sprint's exclusivity commitments contained therein.

         75. AirGate further states on information and belief that Nextel was aware of AirGate's exclusive rights under Section 2.3 of the Management Agreement and aware that if Sprint merged with Nextel, then Sprint, or its successor in interest, would breach that contractual obligation to AirGate. Indeed, as explained in Nextel's and Sprint's joint proxy solicitation materials, the merger's anticipated value derives, in part, from the combination of Nextel and Sprint's networks, licenses, and other resources nationwide, without regard to the contractual rights of AirGate and other Sprint Affiliates. In the same materials, Nextel and Sprint announced that the exclusivity rights of the Sprint Affiliates could limit Sprint Nextel's success in achieving these synergies.

         76. Despite AirGate's contractual rights to exclusivity in its Service Areas, Nextel intentionally caused Sprint to execute the merger agreement - a significant factor giving rise to the imminent breach of the AirGate Management Agreement.

         77. Nextel lacked justification for interfering with the contractual rights of its competitor, AirGate.

         78. Absent an injunction, AirGate will suffer irreparable injury from Nextel's tortious interference, for which there exists no adequate remedy at law.

         79. In the alternative, if Nextel's tortious interference with the AirGate Management Agreement's occurs before its tortious conduct is enjoined, then in addition to injunctive relief, AirGate seeks any and all monetary damages which may be available at law for the injury caused by that tortious conduct.


                               PRAYER FOR RELIEF


         WHEREFORE, AirGate respectfully prays that the Court grant the following relief:

         A. a preliminary injunction and a permanent injunction prohibiting Defendants from violating AirGate's exclusivity rights under the Management Agreement by taking any of the following actions:

          1. Operating or managing any of the wireless network assets belonging to Nextel within the AirGate Service Areas or, in the alternative, requiring Sprint to temporarily hold such assets separate and apart from Sprint for a reasonable period of time until such assets can be divested, spun off or otherwise permanently removed from Sprint's ownership, management and control;

          2. Disclosing AirGate's confidential business information to any person or entity involved in operating or managing the operations of Nextel's business or network in AirGate's Service Areas, (and requiring Sprint to erect a confidentiality wall between AirGate's confidential business information and those involved in operating or managing the operations of Nextel's business or network in AirGate's Service Areas);

          3. Using Nextel's infrastructure, licenses, or network to provide Sprint wireless coverage or services in AirGate's Service Areas;

          4. Using Nextel's infrastructure, licenses, or network to sell Sprint PCS products and services in AirGate's Service Areas;

          5. Engaging in activity, including marketing and promotion, in AirGate's Service Areas designed to sell additional Nextel branded products and services (including, but not limited to, Boost branded products and services) to new customers in AirGate's Service Areas;

          6. Modifying the branding of or rebranding the Nextel stores in AirGate's Service Areas to include the Sprint brand;

          7. Publishing or broadcasting advertising that links the Sprint and Nextel brands in AirGate's Service Areas; and

          8. Using Sprint brands to sell wireless communications products and services in competition against AirGate in AirGate's Service Areas;

         B. an order directing Sprint and its Related Parties to specifically perform all obligations under the Management Agreement;

         C. in the alternative, a declaration that (i) Sprint or Sprint Nextel's use in AirGate's Service Areas of Nextel's infrastructure, licenses, or network to manage or operate for Sprint PCS, including selling Sprint PCS goods and services, will breach Section 2.3 of the Management Agreement; (ii) Sprint or Sprint Nextel's use of Sprint brands to sell wireless communications products and services in competition against AirGate in the Service Areas will breach Section 2.3 of the Management Agreement; and (iii) Sprint or Sprint Nextel's owning, operating, building, or managing any wireless communication network of Nextel or Nextel Affiliates in AirGate's Service Areas will breach
Section 2.3 of the Management Agreement;

         D. in the alternative, if Nextel's tortious interference with the Management Agreement injures AirGate before that tortious conduct is enjoined, then in addition to injunctive relief, AirGate seeks any and all monetary damages, including actual and compensatory damages as proved at trial together with punitive damages and pre- and post-judgment interest as authorized by law, for the injury caused thereby;

         E. contractual damages as may be determined at trial;

         F. reasonable costs and attorneys' fees;

         G. such other, additional, and different relief as the Court deems just and proper.


                                  PRICKETT, JONES & ELLIOTT, P.A.



                                  By: /s/ Paul A. Fioravanti, Jr.
                                      ---------------------------------------
OF COUNSEL:                           James L. Holzman (DE Bar No. 663)
VINSON & ELKINS L.L.P.                Paul A. Fioravanti, Jr. (DE Bar No. 3808)
Robert C. Walters                     David W. Gregory (DE Bar No. 4408)
Brian E. Robison                      1310 King Street
Marc A. Fuller                        Wilmington, Delaware  19801
2001 Ross Avenue, Suite 3700          (302) 888-6500
Dallas, Texas  75201                  Attorneys for Plaintiff
(214) 220-7704

Dated:  August 8, 2005